UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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UNICA CORPORATION

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On August 13, 2010, Yuchun Lee, Chief Executive Officer of Unica Corporation (“Unica”), emailed to all Unica employees the following information concerning the proposed acquisition of Unica by International Business Machines Corporation (“IBM”).

From: Yuchun Lee
Subject: IBM Reaches Agreement to Acquire Unica
Today is an exciting date for Unica: for our shareholders, customers, partners, and in fact all of us here at Unica.
When I founded Unica, along with Ruby and David, back in 1992, we had a modest ambition that grew over time. But we always kept an eye on building a company of significance. By this we mean a company that is the leader of our target market, has healthy financials, is known for strong customer success, and is a great place to work. Over time, with your help and hard work, we have grown from three employees to 500, increased our customer count to well over 1500, and have played an important role in creating and growing the Enterprise Marketing Management market.
Today, I am pleased to announce that we’ve just signed a definitive agreement to be acquired by IBM. I believe this new relationship is great news for Unica’s customers, partners, employees, and shareholders, as well as for IBM.
For IBM, Unica provides a key marketing solution component required to successfully address the needs of CMOs. With our strong product set, solid referenceable customer base, and deep market expertise we will support CMOs and their desire to optimize marketing and deliver compelling customer experiences.
From Unica’s perspective, merging with IBM is a strong validation of our strategy. It demonstrates the growing importance of marketing technology as a key driver of business growth across all industries. But what gets me most excited about it is that we will, with one stroke, have not just the industry’s best products, but also the leveraging effect of a large global distribution force that reaches all marketers around the world. The next chapter of Unica, as part of IBM, will be about redefining the marketing technology space and accelerating the growth potential inherent in Unica’s business.
Unica will become part of IBM’s software business, in the Software Solutions Group, offering solutions that enable marketing success as well as leveraging the larger IBM portfolio of solutions for the broader market.
Personally, I am very excited by the opportunity ahead. Our mission is to continue to focus on the needs of the CMO and continue to build on the Unica brand under the IBM umbrella — so we can realize the dream shared by many of us — of someday creating a significant company known for the success of our customers in the marketing technology space.
We are planning an all-employee meeting for this morning at 9:00am ET. Waltham employees are welcome to attend in the cafeteria. For our remote and international employees, the call-in numbers are:
US & Canada: 866-398-1860. No passcode needed.
International: 904-596-2360. No passcode needed.

Again, thanks for your support and hard work in making this happen, and as always feel free to contact me directly with any questions or comment.
Here are links to the press release and Employee FAQ’s.
Best,
Yuchun
Yuchun Lee
CEO
Unica Corporation
170 Tracer Lane
Waltham MA 02451
781-839-8000
ylee@unica.com
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Any statements in this document about future expectations, plans and prospects for Unica, including statements about the expected timetable for consummation of the proposed transaction between IBM and Unica, benefits and synergies of the transaction, future opportunities for the combined company and its products, and any other statements about IBM and Unica, or about Unica’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the possibility that the receipt of shareholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Unica’s operations into those of IBM; or that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Unica may be difficult; IBM and Unica are subject to intense competition, and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in reports filed with the Securities and Exchange Commission (the “SEC”), including IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, IBM’s most recent quarterly report, Unica’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and Unica’s most recent quarterly report. IBM and Unica assume no obligation to update the information in this document, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed acquisition of Unica by IBM, Unica intends to file relevant materials with the SEC, including Unica’s proxy statement in preliminary and definitive form. SHAREHOLDERS OF UNICA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING UNICA’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Unica by contacting Kori Doherty, ICR at 617-956-6730 or kdoherty@icrinc.com
IBM and its directors and executive officers, and Unica and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Unica common shares in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 8, 2010. Information about the directors and executive officers of Unica is set forth in the proxy statement for Unica’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on January 25, 2010. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available. As of June 30, 2010, Unica’s directors and executive officers collectively beneficially owned approximately 5,570,579 shares of Unica common stock, which represented approximately 25.9% of the outstanding shares of Unica common stock as of such date. In addition, Unica has entered into retention agreements with its executive officers, which are described in a Current Report on Form 8-K filed by Unica with the SEC on December 17, 2008, and certain of Unica’s executive officers have entered into employment arrangements with IBM, which will become effective as of the closing of the Merger. A more complete description of these arrangements and the interests of Unica’s directors and executive officers with respect to the Merger will be available in the Proxy Statement.